Exhibit 10.1(b)


                       AMENDMENT AND EXTENSION OF SUBLEASE


         THIS AMENDMENT AND EXTENSION OF SUBLEASE ("Amendment") is made as of the 31st day of August, 1999, and is by and between Jain-Olsen Properties, a Minnesota corporation ("Lessor"), and APA Optics, Inc., a Minnesota corporation ("Lessee").

                                    RECITALS

         A. Lessor and Lessee entered into that certain Sublease Agreement dated December 1, 1984 ("Sublease") for certain premises ("Premises") located at 2950 N.E. 84th Lane, Blaine, Minnesota, and legally described in the Sublease. The Sublease was amended by that certain Sublease Amendment and Option Agreement dated March 11, 1985.

         B. The original term of the Sublease was ten (10) years and included the option for the Lessee to renew the term for two terms of five (5) years each.

         C. The original term expired November 30, 1994. Lessee renewed the term for an additional five years. The Sublease as extended now expires November 30, 1999.

         D. Lessor and Lessee desire and intend to amend the Sublease and also to extend the Sublease for an additional term of five (5) commencing December 1, 1999, upon the terms and conditions provided in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

         1. EXTENSION OF SUBLEASE. The term of the Sublease is hereby extended by an additional term of five (5) years which shall commence December 1, 1999 and shall expire November 30, 2004, unless sooner terminated as provided in the Sublease.

         2. ANNUAL RENT. Commencing January 1, 2000, annual rent shall be $107,280. Paragraph 3 of the Addendum to Lease is amended such that on January 1, 2002 and on January 1 of every other year thereafter, there will be an adjustment of one hundred percent (100%) of the increase in the Consumer Price Index for the preceding two years.

         3. REAL PROPERTY TAXES. Commencing January 1, 2000, Lessee's pro rata share of the real estate taxes due and payable on the premises shall be one hundred percent (100%).

         4. ADDITIONAL RENEWAL TERMS. The Sublease is hereby amended to provide that in addition to the five (5) year renewal term that is to commence December 1, 1999, Lessee shall have the option to renew the Sublease for two (2) additional five (5) year renewal terms each, said option to renew to be exercised as provided in paragraph 4 of the Addendum to Sublease. The option to renew may be exercised to commence the first of such renewal terms as of December 1, 2004, and may also be exercised to commence the second of said renewal terms as of December 1, 2009. The terms



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and conditions of each of said renewal terms shall be the terms and conditions of the Sublease, as currently amended and extended, including the option to purchase the Optioned Premises (as defined therein) at any time during the last ninety (90) days of each of the renewal terms and on the terms and conditions provided in the Addendum to Sublease.

         5. LEASE AGREEMENT. Lessor and Lessee acknowledge and agree that the Sublease is subject to an underlying Lease Agreement dated as of December 1, 1984 ("Lease") between City of Blaine, as lessor, and Jain-Olsen Properties, as lessee. The term of the Lease expires September 1, 2009, unless sooner terminated as provided therein. Lessor, as the lessee under the Lease, has the option to purchase the subject property on the terms and conditions set forth in the Lease. If Lessor exercises said option to purchase and the subject property is conveyed to Lessor, the terms and conditions of this Sublease shall survive and continue in full force and effect as a lease of the Premises.

         6. AFFIRMATION OF SUBLEASE. As modified herein, Lessor and Lessee reaffirm all of the terms and conditions of the Sublease including all addendum and amendments thereto.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment to be effective as of the date first written above.



LESSOR:                                  LESSEE:

JAIN-OLSEN PROPERTIES                    APA OPTICS, INC.



By                                       By
   -------------------------------           --------------------------------
     Kenneth A. Olsen                          Dr. Anil K. Jain
     Its General Partner                       Its President